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                                                                     Exhibit 4.2
                         REGISTRATION RIGHTS AGREEMENT

          THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of the 11th day of June, 1999, by and between DTM Corporation, a Texas corporation the "Company"), and DTM Acquisition Company, L.P., a Texas limited partnership ("DTMAC").

                                   RECITALS:

          WHEREAS, the Company and DTMAC are parties to that certain Amended and Restated Shareholders' Agreement dated April 30, 1996 (the "Prior Agreement");

          WHEREAS, the Company and DTMAC desire to amend certain of the rights, privileges, restrictions and obligations set forth in the Prior Agreement pertaining to the registration rights of DTMAC; and

          WHEREAS, the execution and delivery of this Agreement by the Company and DTMAC is a condition to the closing of the transactions contemplated by the that certain Debt Repayment Agreement.

                                   AGREEMENT:

          NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to terminate the Prior Agreement in its entirety, and further agree as follows:

     1.   Definitions.  For purposes of this Agreement, the following terms
          -----------
shall have the meanings indicated:

          "Commission" means the United States Securities and Exchange
     Commission.

          "Common Stock" means the Company's Common Stock, par value $0.0002 per share.

          "Debt Repayment Agreement" means the Debt Repayment Agreement by and between the Company and DTMAC dated as of April 12, 1999.

          "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Registrable Stock" means the 3,157,190 shares of Common Stock currently held by DTMAC plus the 352,167 shares of Common Stock acquired by DTMAC pursuant to the Debt Repayment Agreement.

          "Securities Act" means the Securities Act of 1933, as amended.

     2.   Demand Registrations.
          --------------------

          2.1    Requests for Registration.
                 -------------------------

                 (a) At any time and from time to time, DTMAC may request registration under the Securities Act of the offering of all or any part of the Registrable Stock held by DTMAC (each, a "Demand Registration"), subject to the terms and conditions of this Agreement. Any request (a "Registration Request") for a Demand Registration shall specify (a) the approximate number of shares of Registrable Stock requested to be registered (but not less than 20% of the total number of shares of Registrable Stock then held by DTMAC), and (b) the intended method of distribution of such shares.
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               (b) Subject to paragraph 4, DTMAC will be entitled to request one
     Demand Registration.

               (c) The Company will not include in any Demand Registration the offering of any securities other than shares of Registrable Stock and securities to be registered for offering and sale on behalf of the Company without the prior written consent of DTMAC. If the managing underwriter(s) of any such offering advise the Company in writing that in their opinion the number of shares of Registrable Stock and, if permitted hereunder, other securities in such offering, exceeds the number of shares of Registrable Stock and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to DTMAC, the Company will include in such registration, prior to the inclusion of any securities which are not shares of Registrable Stock subject to a Registration Request, the number of shares requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, in the following order of priority: (i) first, shares of Registrable Stock that DTMAC requested be included in the registration, (ii) second, the securities proposed be sold by the Company, and (iii) third, pro rata among the holders of the other securities, if any, requested to be included in such registration on the basis of the number of shares that such holders have requested be included in the registration.

          2.2  Registrations on Form S-3.  The Company shall use its
               -------------------------
reasonable best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in Subsection 2.1, DTMAC shall have the right at any time and from time to time to request a total of three registrations on Form S-3, provided that each such registration must have aggregate proceeds of more than $500,000 and only one such registration shall be effected during any six-month period. Such requests shall be in writing and shall state the number of shares of Registrable Stock proposed to be disposed of and the intended method of distribution of such shares by DTMAC.

          2.3  Right to Defer Registration.  The Company may postpone for up
               ---------------------------
to six months the filing or the effectiveness of a registration statement for a Demand Registration set forth above if (i) the Company determines that such registration might have an adverse effect on any proposal or plan by the Company to engage in any acquisition of assets (other than in the ordinary course) or any merger, consolidation, tender offer or similar transaction or (ii) any other material, nonpublic development or transaction is pending; provided that the
                                                           --------
Company may not postpone the filing or effectiveness of a registration statement pursuant to this sentence more frequently than once during any period of 12 consecutive months.

     3.   Piggyback Registrations.
          -----------------------

          3.1  Right to Piggyback.  If the Company proposes to register any
               ------------------
offering of its securities under the Securities Act (other than pursuant to a Demand Registration or registration on Form S-4 or Form S-8 or any successor form) and the registration form to be used may be used for the registration of Registrable Stock (a "Piggyback Registration"), the Company will give prompt written notice to DTMAC of its intention to effect such a registration (a "Piggyback Notice"). Subject to subparagraph 3B below, the Company will include in such registration all shares of Registrable Stock which DTMAC requests the Company to include in such registration by written notice given to the Company within 15 days after the date of sending of the Company's notice.

          3.2  Priority on Primary Registrations.  If a Piggyback Registration
               ---------------------------------
relates to an underwritten public offering of equity securities by the Company and the managing underwriter(s) of such offering advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company will include in such registration (i) first, the securities proposed to be sold by the Company, (ii) second, the securities requested by holders of contractual registration rights (including Registrable Stock) to be included in such registration, pro rata among the holders of such securities in proportion to the number of shares each such holder requested to be included in the registration and (iii) third, other securities requested to be included in such registration.

     4.   Registration Procedures.  Whenever DTMAC has requested that any
          -----------------------
Registrable Stock be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of

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such Registrable Stock in accordance with the intended method of distribution thereof and will as expeditiously as possible:

               (a) use its best efforts to prepare and file with the Commission a registration statement with respect to such Registrable Stock within 45 days of receiving a Registration Request and use its best efforts to cause such registration statement to become effective within 90 days of receiving such request, provided, that before filing a registration statement or
                   --------
     prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by DTMAC copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel;

               (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the earlier of 120 days or until all shares of Registrable Stock subject to such registration are sold, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement;

               (c) furnish to DTMAC such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Stock owned by DTMAC;

               (d) use its best efforts to register or qualify such Registrable Stock under such other securities or blue sky laws of such jurisdictions as DTMAC reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable DTMAC to consummate the disposition in such jurisdictions of the Registrable Stock owned by DTMAC, provided, that the Company will not be required (i) to qualify generally to
     --------
     do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) to subject itself to taxation in any such jurisdiction or (iii) to consent to general service of process in any such jurisdiction;

               (e) notify DTMAC, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading and, at the request of DTMAC, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which such statements are made, not misleading;

               (f) use its best efforts to cause all such Registrable Stock to be listed on each securities exchange on which similar securities issued by the Company are then listed and to be qualified for trading on each system on which similar securities issued by the Company are from time to time qualified;

               (g) provide a transfer agent and registrar for all such Registrable Stock not later than the effective date of such registration statement and thereafter maintain such a transfer agent and registrar;

               (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Stock;

               (i) make available for inspection by any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all

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     information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such registration statement;

               (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

               (k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Stock included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order; and

               (l) cooperate in all reasonably necessary respects (A) with counsel in preparation of the customary legal opinion and (B) with accountants in preparation of the customary comfort letter.

If any such registration or comparable statement refers to DTMAC by name or otherwise as the holder of any securities of the Company and if, in DTMAC's sole and exclusive judgment, DTMAC is or might be deemed to be a controlling person of the Company, DTMAC shall have the right to require (a) the inclusion in such registration statement of language, in form and substance reasonably satisfactory to DTMAC, to the effect that the holding of such securities by DTMAC is not to be construed as a recommendation by DTMAC of the investment quality of the Company's securities covered thereby and that such holding does not imply that DTMAC will assist in meeting any future financial requirements of the Company, or (b) in the event that such reference to DTMAC by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to DTMAC; provided, that with
                                                       --------
respect to this clause (b) DTMAC shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.

     5.   Registration Expenses.
          ---------------------

          5.1  Definitions.  The term "Registration Expenses" means all
               -----------
expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and expenses of counsel for the Company, one counsel for DTMAC and all independent certified public accountants, underwriters (excluding underwriting and brokerage discounts and commissions relating to sales by DTMAC, which shall be paid by DTMAC) and other Persons retained by the Company.

          5.2  Payment.  The Company shall pay the Registration Expenses in
               -------
connection with one Demand Registration requested by DTMAC and any and all Piggyback Registrations and registrations on Form S-3. All expenses of registered offerings other than Registration Expenses shall be borne by DTMAC.

     6.   Indemnification.

          6.1  Indemnification by the Company.  The Company agrees to
               ------------------------------
indemnify, to the extent permitted by law, DTMAC, its officers and directors and each Person who controls DTMAC (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses under the Securities Act, the Securities Exchange Act of 1934 and any applicable state securities law or otherwise caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by DTMAC expressly for use therein; provided, however, that the indemnity provided
                                 --------  -------
hereby shall not apply to amounts paid in settlement of any such losses, claims, damages, liabilities or expenses if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned). In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of DTMAC.

          6.2  Indemnification by DTMAC.  In connection with any registration
               ------------------------
statement in which DTMAC is participating, DTMAC will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities
Act) against any losses, claims, damages, liabilities and expenses under the Securities Act, the Securities Exchange Act of 1934 and any applicable state securities law or otherwise resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by DTMAC) and any failure by DTMAC to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished DTMAC with a sufficient number of copies of the same; provided, however, that the indemnity provided
                              --------  -------
hereby shall not apply to amounts paid in settlement of any such losses, claims, damages, liabilities or expenses if such settlement is effected without the consent of DTMAC (which consent shall not be unreasonably withheld, delayed or conditioned).

          6.3  Notice: Defense of Claims.  Any Person entitled to
               -------------------------
indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld, delayed or conditioned). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

          6.4  Contribution.  If the indemnification provided for in this
               ------------
Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          6.5  Survival.  The indemnification provided for under this
               --------
Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

          6.6  Underwriting Agreement.  To the extent that the provisions on
               ----------------------
indemnification and contribution contained in any underwriting agreement entered into in connection with an underwritten public offering are in conflict with the provisions of this Section 6, the provisions contained in the underwriting agreement shall control.

          6.7  "Market Stand-Off" Agreement.  DTMAC hereby agrees that, during
               ----------------------------
the period of duration specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Securities Act, it shall not, to

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

the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

               (a) all executive officers and directors of the Company and all other persons holding at least 1% of the outstanding Common Stock or at least 5% of the outstanding Registrable Stock enter into similar agreements; and

               (b) such market stand-off time period shall not exceed 180 days.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Stock of DTMAC (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

Notwithstanding the foregoing, the obligations described in this Subsection 6.7 shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms which may be promulgated in the future.

     7.   Participation in Underwritten Registrations.  No Person may
          -------------------------------------------
participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, standstill or holdback agreements, underwriting agreements and other documents required under the terms of such underwriting arrangements, provided, that DTMAC shall not be required to make any
              --------
representations or warranties to the Company or the underwriters other than representations and warranties regarding DTMAC and DTMAC's intended method of distribution.

     8.   Miscellaneous.
          -------------

          8.1  Successors and Assigns.  Except as otherwise provided herein,
               ----------------------
the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Common Stock purchased hereunder). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          8.2  Governing Law.  The construction, validity and interpretation
               -------------
of this Agreement will be governed by the internal laws of the State of Texas without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

          8.3  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

          8.4  Termination.  The rights granted under Sections 2 and 3 of this
               -----------
Agreement shall terminate upon the earlier of (i) such time when DTMAC is eligible to sell its Registrable Stock in accordance with Rule 144(k) of the Securities Act or (ii) four years from the date hereof.

          8.5  Headings.  The headings of this Agreement are for convenience
               --------
only and do not constitute a part of this Agreement.

          8.6  Notices.  All notices, requests, consents, and other
               -------
communications under this Agreement shall be in writing and shall be delivered personally or by facsimile transmission or by overnight delivery service or mailed by first class certified or registered U.S. mail, return receipt requested, postage prepaid:

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

          If to the Company, at DTM Corporation, 1611 Headway Circle, Building 2, Austin, Texas 78754, Attention: John S. Murchison, III, President and Chief Executive Officer (fax (512) 339-0634), or at such other address or addresses as may have been furnished in writing by the Company to DTMAC, with a copy to Brobeck, Phleger & Harrison LLP, 301 Congress Avenue, Suite 1200, Austin, Texas 78701, Attention: J. Matthew Lyons, Esq. (fax (512) 477-5813); and

          If to DTMAC, at DTM Acquisition Company, L.P., 221 West 6th Street, Suite 1520, Austin, Texas 78701, Attention: Anthony Mariotti (fax (512) 320-
8940), or at such other address or addresses as may have been furnished to the Company in writing by DTMAC, with a copy to Locke Liddell & Sapp LLP, 100 Congress, Suite 300, Austin, Texas 78701, Attention: Curtis R. Ashmos, Esq. (fax (512) 305-4800).

          Notices provided in accordance with this Subsection 8.6 shall be deemed delivered upon personal delivery or three business days after deposit in the mail.

          8.7  Amendments and Waivers.  Any term of this Agreement may be
               ----------------------
amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and DTMAC. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

          8.8  Severability.  The invalidity or unenforceability of any
               ------------
provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          8.9  Entire Agreement. This Agreement embodies the entire agreement
               ----------------
and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter, including the Prior Agreement.

          8.10 Further Assurances.  Each party to this Agreement hereby
               ------------------
covenants and agrees, without the necessity of any further consideration, to execute and deliver any and all such further documents and take any and all such other actions as may be necessary to appropriately carry out the intent and purposes of this Agreement and to consummate the transactions contemplated hereby.

                 [Remainder of page intentionally left blank.]

          IN WITNESS WHEREOF, this Registration Rights Agreement has been executed by the parties hereto as of the date first written above.



                                        DTM CORPORATION


                                        By:  s/s JOHN MURCHISON, III
                                           ---------------------------
                                             John S. Murchison, III
                                             President and Chief Executive
                                             Officer



                                         DTM ACQUISITION COMPANY, L.P.

                                         BY:  PROACTIVE-DTM, L.P.

                                         BY:  PROACTIVE FINANCE GROUP, LLC


                                         BY:  s/s ANTHONY MARIOTTI
                                            ---------------------------
                                              Anthony Mariotti

                                       8